Exhibit 23.1


 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 12, 2005, relating to the consolidated financial statements of Jack Henry & Associates, Inc., and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2005.

 /s/ DELOITTE & TOUCHE LLP

 St. Louis, Missouri
 December 1, 2005